Exhibit 99.1

FOR IMMEDIATE RELEASE

Emdeon Reports Fourth Quarter and Full Year 2014 Results

•	Fourth Quarter Revenue of $353.4 million and Adjusted EBITDA of $101.7 million

•	Full Year 2014 Revenue of $1,350.4 million and Adjusted EBITDA of $364.3 million

NASHVILLE, Tenn. (March 16, 2014) – Emdeon Inc., a leading provider of healthcare revenue and payment cycle management and clinical information exchange solutions, today announced financial results for the fourth quarter and year ended December 31, 2014, as summarized below:

(In millions)	4Q 2014	4Q 2013	% Change	FY 2014	FY 2013	% Change
Revenue	$353.4	$320.1	10.4%	$1,350.4	$1,242.6	8.7%
Net Loss	$0.3	$16.5	97.9%	$75.9	$74.5	-1.9%
Non-GAAP Adjusted EBITDA	$101.7	$85.5	18.8%	$364.3	$324.0	12.5%

“We are very pleased with our strong fourth quarter and full year 2014 financial results. The 12.5% increase in Adjusted EBITDA and expansion of Adjusted EBITDA margin over the prior year was largely due to revenue growth and continued productivity improvements throughout our business. Our revenue growth in 2014 was driven by increased sales of our solutions and volume gains due to the increase in the number of insured lives of our customers,” said Neil de Crescenzo, president and chief executive officer for Emdeon. “Throughout 2014, we also made important progress in positioning Emdeon for future success. During the fourth quarter, we completed two strategic acquisitions - Change Healthcare, a leader in healthcare consumer engagement, and Adminisource, a leading provider of healthcare payment and communication solutions. In connection with these acquisitions, we also closed a $160 million incremental secured loan on favorable terms under our existing senior credit facility. Together with the acquisition of Capario earlier in the year, these transactions significantly strengthened our overall portfolio of solutions to better serve our customers entering 2015.”

Fourth quarter revenue was $353.4 million, an increase of 10.4%, compared to $320.1 million for the same period in 2013. This increase in revenue was primarily due to business growth. Net loss for the fourth quarter of 2014 was $0.3 million compared to $16.5 million for the same period in 2013. This improvement in net loss was primarily due to business growth and the absence of a charge related to cancelling a product development project in the prior year period.

Fourth quarter 2014 Non-GAAP Adjusted EBITDA increased 18.8% to $101.7 million, or 28.8% of revenue, from Non-GAAP Adjusted EBITDA of $85.5 million, or 26.7% of revenue, for the comparable period in 2013. This increase in Adjusted EBITDA and as a percentage of revenue compared to the same period in 2013 is primarily due to business growth and productivity improvements throughout the business.

For the year ended December 31, 2014, revenue was $1,350.4 million compared to $1,242.6 million for 2013, an increase of 8.7%. This increase in revenue was primarily due to business growth, accelerated by the impact of healthcare utilization, new solutions and acquisitions. Net loss for 2014 was $75.9 million compared to $74.5 million in 2013.

Full year 2014 Non-GAAP Adjusted EBITDA increased 12.5% to $364.3 million, or 27.0% of revenue, from Non-GAAP Adjusted EBITDA of $324.0 million, or 26.1% of revenue, for the comparable period in 2013. This increase was primarily due to the impact of business growth in higher margin businesses and productivity improvements.

A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

About Emdeon

Emdeon is a leading provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers, pharmacies and patients in the U.S. healthcare system. Emdeon’s offerings integrate and automate key business and administrative functions of its payer, provider and pharmacy customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. For more information, visit www.emdeon.com.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; pricing pressures on Emdeon’s solutions; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report filed on Form 10-K for the year ended December 31, 2014, as well as other reports filed by Emdeon with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Contacts:

Investor Relations

Bob East

Westwicke Partners

443.213.0502

bob.east@westwicke.com or

Emdeon@westwicke.com

Emdeon Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
			Year Ended December 31, 2014	Year Ended December 31, 2013

Revenue	$353,440	$320,115	$1,350,413	$1,242,567
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	205,747	196,264	803,590	759,409
Development and engineering	8,793	9,337	33,564	32,538
Sales, marketing, general and administrative	49,238	45,239	199,977	168,708
Depreciation and amortization	47,678	45,896	189,218	183,839
Accretion	5,226	7,759	14,446	26,470
Impairment of long-lived assets	479	8,732	83,169	10,619

Operating income (loss)	36,279	6,888	26,449	60,984
Interest expense, net	37,088	36,779	146,829	153,169
Loss on extinguishment of debt	—	—	—	23,160
Contingent consideration	(2,339)	(1,948)	1,307	(69)
Other	—	(1,208)	(3,968)	(4,133)

Income (loss) before income tax provision (benefit)	1,530	(26,735)	(117,719)	(111,143)
Income tax provision (benefit)	1,868	(10,262)	(41,865)	(36,685)

Net income (loss)	$(338)	$(16,473)	$(75,854)	$(74,458)

Emdeon Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$82,306	$76,538
Accounts receivable, net of allowance for doubtful accounts of $6,377 and $3,856 at December 31, 2014 and December 31, 2013, respectively	233,791	214,247
Deferred income tax assets	18,893	6,317
Prepaid expenses and other current assets	29,246	27,019

Total current assets	364,236	324,121
Property and equipment, net	244,153	269,470
Goodwill	1,702,569	1,502,434
Intangible assets, net	1,539,394	1,632,688
Other assets, net	20,312	19,169

Total assets	$3,870,664	$3,747,882

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,399	$8,367
Accrued expenses	175,206	131,149
Deferred revenues	10,518	10,881
Current portion of long-term debt	27,308	31,330

Total current liabilities	229,431	181,727
Long-term debt, excluding current portion	2,146,597	1,999,026
Deferred income tax liabilities	413,227	436,263
Tax receivable agreement obligations to related parties	163,983	150,496
Other long-term liabilities	15,361	11,824
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at December 31, 2014 and December 31, 2013, respectively	—	—
Additional paid-in capital	1,149,360	1,139,375
Accumulated other comprehensive income (loss)	(1,955)	(1,343)
Accumulated deficit	(245,340)	(169,486)

Total equity	902,065	968,546

Total liabilities and equity	$3,870,664	$3,747,882

Emdeon Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Year Ended December 31, 2014	Year Ended December 31, 2013

Operating activities
Net income (loss)	$(75,854)	$(74,458)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	189,218	183,839
Accretion	14,446	26,470
Equity compensation	7,334	7,021
Deferred income tax expense (benefit)	(43,392)	(39,555)
Amortization of debt discount and issuance costs	7,847	8,475
Contingent consideration	1,307	(69)
Gain on sale of cost method investment	(114)	(2,925)
Loss on extinguishment of debt	—	22,828
Impairment of long-lived assets	83,169	10,619
Other	(2,255)	(1,962)
Changes in operating assets and liabilities:
Accounts receivable	(6,824)	(20,791)
Prepaid expenses and other	536	1,442
Accounts payable	4,591	1,335
Accrued expenses, deferred revenue and other liabilities	26,650	29,273
Tax receivable agreement obligations to related parties	(988)	(1,142)

Net cash provided by (used in) operating activities	205,671	150,400

Investing activities
Purchases of property and equipment	(55,926)	(71,086)
Payments for acquisitions, net of cash acquired	(252,772)	(18,291)
Proceeds from sale of cost method investment	677	5,820
Other	(139)	—

Net cash provided by (used in) investing activities	(308,160)	(83,557)

Financing activities
Proceeds from Term Loan Facility	157,600	—
Payments on Term Loan Facility	(13,279)	(12,912)
Payment of debt assumed from acquisition	(25,262)	(218)
Proceeds from Revolving Facility	183,000	—
Payments on Revolving Facility	(183,000)	—
Payment of loan costs	(2,096)	(2,178)
Data sublicense and deferred financing obligation payments	(10,741)	(7,564)
Repurchase of Parent common stock	(1,221)	(613)
Capital contribution from Parent	3,256	1,999
Other	—	(582)

Net cash provided by (used in) financing activities	108,257	(22,068)

Net increase (decrease) in cash and cash equivalents	5,768	44,775
Cash and cash equivalents at beginning of period	76,538	31,763

Cash and cash equivalents at end of period	$82,306	$76,538

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.

In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of net income (loss) to the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Emdeon defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations also are used in our credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in our credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes this non-GAAP measure assists Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because it removes where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operating performance.

Emdeon Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013

Net income (loss)	$(338)	$(16,473)	$(75,854)	$(74,458)
Interest expense, net	37,088	36,779	146,829	153,169
Income tax provision (benefit)	1,868	(10,262)	(41,865)	(36,685)
Depreciation and amortization	47,678	45,896	189,218	183,839

EBITDA	86,296	55,940	218,328	225,865

EBITDA Adjustments:
Equity compensation	1,420	1,385	7,334	7,021
Acquisition accounting adjustments	370	152	1,035	894
Acquisition-related costs	2,394	788	6,927	3,245
Transaction-related costs and advisory fees	1,650	2,122	6,448	6,948
Strategic initiatives, duplicative and transition costs	2,671	4,004	12,864	8,401
Severance costs	2,058	2,384	8,005	7,520
Loss on extinguishment of debt and other related costs	—	—	—	24,311
Accretion	5,226	7,759	14,446	26,470
Impairment of long-lived assets	479	8,732	83,169	10,619
Contingent Consideration	(2,339)	(1,948)	1,307	(69)
Other non-routine, net	1,436	4,230	4,484	2,765

EBITDA Adjustments	15,365	29,608	146,019	98,125

Adjusted EBITDA	$101,661	$85,548	$364,347	$323,990